Exhibit 99.1

NEWS RELEASE

Date:	August 12, 2009
FOR IMMEDIATE RELEASE

Contact:	Dave Mossberg
Three Point Advisors, LLC
817-310-0051

XETA Technologies to Report Third Quarter 2009 Financial Results

Broken Arrow, OK — XETA Technologies, Inc. (Nasdaq: XETA) announced today that it will conduct its third quarter fiscal 2009 earnings conference call and simultaneous webcast on Thursday, August 27, 2009, at 5:00 p.m. EDT, 4:00 p.m. CDT.  The call will be led by Greg Forrest, President and CEO, of XETA Technologies.

The call will be available via webcast under the Investor Relations section of the company’s website, www.xeta.com.   Interested parties may also access the conference call via telephone by dialing 877-407-8033.  The webcast will be archived on the Company’s website for 60 days.

Third quarter fiscal 2009 financial results will be released after the market closes on Thursday, August 27, 2009.

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About XETA Technologies

XETA sells, installs and services advanced communication technologies for small, medium, and fortune 1000 enterprise customers. The Company maintains the highest level of technical competencies with multiple vendors including Avaya, Mitel, Nortel, Hitachi and Samsung. With a 27-year operating history and over 16,000 customers from coast to coast, XETA has maintained a commitment to extraordinary customer service. The Company’s in-house 24/7/365 call center, combined with a nationwide service footprint offers customers comprehensive equipment service programs that ensure network reliability and maximized network up-time. More information about XETA (Nasdaq: XETA) is available at www.xeta.com. Click on the following link to join our e-mail alert list: http://www.b2i.us/irpass.asp?BzID=1585&to=ea&s=0